UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56015	82-4533053
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

215 Depot Court SE, Suite 215

Leesburg, VA 20175

(Address of Principal Executive Office) (Zip Code)

(703) 436-2161

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001	QUBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

From November 10, 2021 through November 17, 2021, Quantum Computing Inc. (the “Company”), conducted a private placement offering (the “Private Placement”) pursuant to securities purchase agreements (the “Purchase Agreements”) with 7 accredited investors (the “Investors”), whereby, the Investors had agreed to purchase from the Company an aggregate of 1,545,459 shares of the Company’s newly created Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and warrants to purchase 1,545,459 shares of the Company’s common stock for an aggregate purchase price of $8,500,000. The Private Placement was completed and closed to further investment on November 17, 2021.

The number of shares of Common Stock issuable upon conversion of any share of Series A Preferred Stock pursuant shall be determined by dividing (x) the Conversion Amount of such share of Series A Preferred Stock by (y) the Conversion Price (the “Conversion Rate”). Conversion Amount means, with respect to each share of Series A Preferred Stock, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) any accrued dividends. "Conversion Price” means, with respect to each share of Series A Preferred Stock, as of any Optional Conversion Date, Mandatory Conversion Date or other date of determination, $5.50, subject to adjustment for stock splits, dividends, recapitalizations and similar corporate events.

The Warrants are two year warrants to purchase shares of the Company’s Common Stock at an exercise price of $7.00 per share, subject to adjustment, and are exercisable at any time on or after the date that is six (6) months following the issuance date. The Warrants provide for cashless exercise in the event the underlying shares of common stock are not registered.

The Company intends to use the proceeds from the financing for working capital purposes.

The representations and warranties contained in the Purchase Agreement were made by the parties to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Purchase Agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Purchase Agreement. The Purchase Agreement is not intended for investors and the public to obtain factual information about the current state of affairs of the parties.

In connection with the Purchase Agreement, the Company and the Investors entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement to register the shares of the Company’s Common Stock underlying the Series A Preferred Stock and Warrants within 180 days. Pursuant to the Registration Rights Agreement, the Investors received certain rights, including but not limited to piggyback registration rights, providing that the holder be given notice of any proposed registration of securities by the Company, and requiring that the Company register all or any portion of the registrable securities that the holders request to be registered, in each case, subject to the terms and conditions of the Registration Rights Agreement.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Purchase Agreement, Warrants and Registration Rights Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Purchase Agreement, Warrants and Registration Rights Agreement, the forms of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Series A Preferred Stock and the Warrants were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Investors agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 and Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

On November 10, 2021, the Secretary of State of the State of Delaware delivered confirmation of the effective filing of the Company’s Certificate of Designations of the Series A Convertible Preferred Stock, which established 2,000,000 shares of the Company’s Series A Preferred Stock, having such designations, rights and preferences as set forth therein (the “Series A Designations”).

Each holder of Series A Preferred Stock shall be entitled to receive, with respect to each share of Series A Preferred Stock then outstanding and held by such holder, dividends at the rate of ten percent (10%) per annum (the “Preferred Dividends”).

The Preferred Dividends shall accrue and be cumulative from and after the date of issuance of any share of Series A Preferred Stock on a monthly basis in in arrears. The Preferred Dividends are payable only when, as, and if declared by the Company and the Company has no obligation to pay such Preferred Dividends. The Company shall have the option in its sole discretion to pay any dividends owning on the Series A Preferred Stock in the form of Common Stock, at a price per share of Common Stock equal to the average of the Closing Sale Price of the Common Stock for the five (5) Trading Days preceding the applicable Dividend Payment Date (as defined in the Series A Designations).

The holders of Series A Preferred Stock rank senior with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company and all other shares of capital stock of the Company, including all other outstanding shares of preferred stock, shall be junior in rank to all Series A Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

The Company shall have the right (but not the obligation), following the date that is seven months after the issuance date, to redeem all or part of the Series A Preferred Stock. The redemption price per share of Series A Preferred Stock payable by the Company shall equal (i) for the period beginning on the date that is seven months after the issuance date and ending on the date that is two years after the issuance date, the product of 1.1 times the Stated Value, and (ii) for the period following the date that is two years after the issuance date, the Stated Value.

In addition, the Company will not take certain corporate actions without the affirmative vote at a meeting (or the written consent with or without a meeting) of the purchasers holding a majority of the shares of Series A Preferred Stock then outstanding.

The foregoing description of the Series A Designations does not purport to be complete and is subject to, and qualified in its entirety by the Series A Designations, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01, item 3.02 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designations of the Series A Convertible Preferred Stock
10.1	Form Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUANTUM COMPUTING INC.

Dated: November 17, 2021	By:	/s/ Christopher Roberts
Christopher Roberts Chief Financial Officer

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